Exhibit (a)(2)
AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

of

USQ Core Real Estate Fund

a Delaware Statutory Trust

adopted as of December 2, 2016,

amended and restated as of August 28, 2017

i

ii

AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF
USQ CORE REAL ESTATE FUND

THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 28th day of August 2017, by the Trustees hereunder, and by the holders of Shares issued or to be issued by USQ Core Real Estate Fund (the "Trust") hereunder.

WITNESSETH:
WHEREAS, this Trust was formed to carry on the business of a closed-end management investment company as defined in the 1940 Act; and
WHEREAS, this Trust is authorized to divide its Shares into two or more Classes and to issue Classes of the Trust in accordance with the provisions hereinafter set forth; and
WHEREAS, the Trustees and any successor Trustees elected or appointed in accordance with Article IV hereof have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act, as amended, from time to time, and the provisions hereinafter set forth;
NOW, THEREFORE,
(i) all cash, securities, and other assets that the Trust may acquire, from time to time, in any manner, will be held by the Trust and managed upon the following terms and conditions; and
(ii) this Declaration of Trust and the Bylaws shall be binding in accordance with their terms on every Trustee, by virtue of having become a Trustee of the Trust, and on every Shareholder, by virtue of having become a Shareholder of the Trust, pursuant to the terms of this Declaration of Trust and the Bylaws.
ARTICLE I

 NAME; OFFICES; REGISTERED AGENT; DEFINITIONS
Section 1. Name.  This Trust shall be known as "USQ Core Real Estate Fund" and the Board of Trustees shall conduct the business of the Trust under that name, or any other name as it may from time to time designate.  The Trustees may, without Shareholder approval, change the name of the Trust or any Class thereof.  In the event of any such change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of any such change.

Section 2. Offices of the Trust.  The Board at any time may establish offices of the Trust at any place or places where the Trust intends to do business.
Section 3. Registered Agent and Registered Office.  The name of the registered agent of the Trust and the address of the registered office of the Trust in the State of Delaware are as set forth in the Trust's Certificate of Trust.  The Trustees may, without Shareholder approval, change the registered agent and the registered office of the Trust.
Section 4. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:
(a) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;
(b) "Affiliate" shall have the same meaning as "affiliated person," as such term is defined in the 1940 Act, when used with reference to a specified Person, as defined below;
(c) "Board of Trustees" or "Board" shall mean the governing body of the Trust, which is comprised of the number of Trustees of the Trust fixed, from time to time, pursuant to Article IV hereof, having the powers and duties set forth herein;
(d) "Bylaws" shall mean Bylaws of the Trust, as amended or restated, from time to time, in accordance with Article VIII therein; such Bylaws may contain any provision not inconsistent with applicable law or this Declaration of Trust, relating to the governance of the Trust; and the Bylaws are expressly herein incorporated by reference as part of the "governing instrument" of the Trust within the meaning of the DSTA;
(e) "Certificate of Trust" shall mean the certificate of trust of the Trust filed on December 2, 2016 with the office of the Secretary of State of the State of Delaware, as required under the Delaware Statutory Trust Act, as such certificate shall be amended or restated, from time to time;
(f) "Class" shall mean each class of Shares of the Trust established and designated under and in accordance with the provisions of Article III hereof;
(g) "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended, from time to time;
(h) "Commission" shall have the meaning given that term in the 1940 Act;
(i) "Complaining Shareholder" shall refer to a Shareholder making a demand or bringing a claim pursuant to Article VII, Section 4 hereof.
(j) "DGCL" shall mean the General Corporation Law of the State of Delaware (8 Del. C. § 101, et seq.), as amended from time to time;

(k) "DSTA" shall mean the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq), as amended, from time to time;
(l) "Declaration of Trust" shall mean this Amended and Restated Agreement and Declaration of Trust, as amended or restated from time to time, including resolutions of the Board of Trustees of the Trust that have been adopted prior to the date of this Declaration of Trust, or that may be adopted hereafter, regarding the establishment and designation of Classes of Shares of the Trust, and any amendments or modifications to such resolutions, as of the date of the adoption of each such resolution;
(m) "General Liabilities" shall have the meaning given it in Article III, Section 6(b) of this Declaration of Trust;
(n) "Interested Person" shall have the meaning given that term in the 1940 Act;
(o) "Investment Adviser" or "Adviser" shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) hereof;
(p) "National Financial Emergency" shall mean, as determined by the Board in its sole discretion, the whole or any part of any period during (i) which an emergency exists as a result of which disposal by the Trust of securities or other assets owned by the Trust is not reasonably practicable; (ii) which it is not reasonably practicable for the Trust to determine fairly the net asset value of its assets; or (iii) such other period as the Commission may by order permit for the protection of investors;
(q) "Person" shall mean a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, organization, custodian, nominee, government or any political subdivision, agency or instrumentality thereof, or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory or business trust;
(r) "Principal Underwriter" shall have the meaning given that term in the 1940 Act;
(i) "Shares" shall mean the transferable shares of beneficial interest into which the beneficial interest in the Trust have been or shall be divided, from time to time, and shall include fractional and whole shares;
(s) "Shareholder" shall mean a record owner of Shares pursuant to this Declaration of Trust and the Bylaws;
(t) "Trust" shall mean USQ Core Real Estate Fund, the Delaware statutory trust formed by this Declaration of Trust and by filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware;

(u) "Trust Property" shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, including, without limitation, the rights referenced in Article X, Section 5 hereof; and
(v) "Trustee" or "Trustees" shall mean each Person who signs this Declaration of Trust as a trustee and all other Persons who, from time to time, may be duly elected or appointed, qualified, and serving on the Board of Trustees in accordance with the provisions hereof and the Bylaws, so long as such signatory or other Person continues in office in accordance with the terms hereof and the Bylaws.  Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person's or Persons' capacity as a Trustee or Trustees hereunder and under the Bylaws.
ARTICLE II

 PURPOSE OF TRUST
The purpose of the Trust is to conduct, operate, and carry on the business of a closed-end management investment company registered under the 1940 Act, directly investing primarily in securities, and to exercise all of the powers, rights, and privileges granted to, or conferred upon, a statutory trust formed under the DSTA, including, without limitation, the following powers:
(a) To hold, invest, and reinvest its funds, and in connection therewith, to make any changes in the investment of the assets of the Trust, to hold part or all of its funds in cash, to hold cash uninvested, to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend, or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, shares, units of beneficial interest, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, money market instruments, certificates of deposit or indebtedness, bills, notes, mortgages, commercial paper, repurchase or reverse repurchase agreements, bankers' acceptances, finance paper, and any options, certificates, receipts, warrants, futures contracts, or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein or in any property or assets, and other securities of any kind, as the foregoing are issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia, and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities;
(b) To exercise any and all rights, powers, and privileges with reference to or incident to ownership or interest, use, and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power, and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge, or write options with respect to or otherwise deal with, dispose of, use, exercise, or enjoy any rights, title, interest, powers, or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement, and enhancement in value of any of such securities and other instruments or property;
(c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust, subject to any requirements of the 1940 Act;
(d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;
(e) To exercise powers and right of subscription or otherwise that arise in any manner out of ownership of securities and/or other property;
(f) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered, or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise, or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;
(g) To consent to, or participate in, any plan for the reorganization, consolidation, or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;
(h) To join with other security holders in acting through a committee, depositary, voting trustee, or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary, or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary, or trustee as the Trustees shall deem proper;
(i) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;
(j) To enter into joint ventures, general or limited partnerships, and any other combinations or associations;

(k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship; or otherwise assume liability for payment thereof;
(l) To purchase and pay for such insurance as the Board of Trustees may deem necessary or appropriate for the conduct of the business entirely out of Trust Property, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being, or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted by this Declaration of Trust, the Bylaws, and by applicable law;
(m) To adopt, establish, and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift, and other retirement, incentive, and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees, and agents of the Trust;
(n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge, or otherwise deal with, dispose of, use, exercise, or enjoy property of all kinds;
(o) To buy, sell, mortgage, encumber, hold, own, exchange, rent, or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter, and maintain buildings, structures, and other improvements on real property;
(p) To borrow or raise moneys for any of the purposes of the Trust, and to mortgage or pledge the whole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated;
(q) To enter into, make, and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount;
(r) To issue, purchase, sell and transfer, reacquire, hold, trade, and deal in stocks, shares, bonds, debentures, and other securities, instruments, or other property of the Trust, from time to time, to such extent as the Board of Trustees shall determine, consistent with the provisions of this Declaration of Trust; and to reacquire and redeem, from time to time, its Shares or, if any, its bonds, debentures, and other securities;
(s) To engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims, or expenses incurred in connection therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any Person, including a Shareholder in the Shareholder's own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust;
(t) To exercise and enjoy, in Delaware and in any other states, territories, districts, and United States dependencies, and in foreign countries, all of the foregoing powers, rights, and privileges, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights, or privileges so granted or conferred; and
(u) In general, to carry on any other business in connection with or incidental to its trust purposes, to do everything necessary, suitable, or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of or connected with, its business or purposes, objects, or powers.
The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust.  Neither the Trust nor the Board of Trustees shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.
The foregoing clauses each shall be construed as purposes, objects, and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects, and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to and not in limitation of, the general powers conferred upon the Trust by the DSTA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.
ARTICLE III

 SHARES
Section 1. Division of Beneficial Interest.
(a) The beneficial interest in the Trust shall be divided into Shares, each Share without a par value.  The number of Shares in the Trust authorized under this Declaration of Trust, and of each Class as may be established, from time to time, is unlimited.  The Board of Trustees may authorize the division of Shares into separate Classes of Shares in accordance with the 1940 Act and any applicable exemptive relief.  As of the effective date of this Declaration of Trust, any new Classes shall be established and designated pursuant to Article III, Section 6 hereof.  If no separate Classes shall be established, the Shares shall have the rights, powers, and duties provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Classes shall be construed (as the context may require) to refer to the Trust.  The fact that the Trust shall have one or more established and designated Classes of the Trust shall not limit the authority of the Board of Trustees to establish and designate additional Classes of the Trust.
(b) The Board of Trustees shall have the power to issue authorized but unissued Shares of beneficial interest of the Trust, or any Class thereof, from time to time, for such consideration paid wholly or partly in cash, securities, or other property, as may be determined, from time to time, by the Board of Trustees, subject to any requirements or limitations of the 1940 Act.  The Board of Trustees, on behalf of the Trust, may acquire and hold as treasury shares, reissue for such consideration and on such terms as the Board of Trustees may determine, or cancel, at its discretion, from time to time, any Shares reacquired by the Trust.  The Board of Trustees may classify or reclassify any unissued Shares of beneficial interest, or any Shares of beneficial interest of the Trust or any Class thereof, which were previously issued and are reacquired, into one or more Classes that may be established and designated, from time to time. Notwithstanding the foregoing, the Trust may acquire, hold, sell, and otherwise deal in, for purposes of investment or otherwise, the Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.
(c) Subject to the provisions of Section 6 of this Article III, each Share shall entitle the holder to voting rights as provided in Article V hereof.  Shareholders shall have no preemptive or other right to subscribe for new or additional authorized but unissued Shares or other securities issued by the Trust.  The Board of Trustees, from time to time, may divide or combine the Shares of the Trust into a greater or lesser number of Shares of the Trust.  Such division or combination shall not materially change the proportionate beneficial interests of the holders of Shares of the Trust in the Trust Property at the time of such division or combination that is held with respect to the Trust.
(d) Any Trustee, officer, or other agent of the Trust, and any organization in which any such Person has an economic or other interest, may acquire, own, hold, and dispose of Shares of beneficial interest in the Trust or any Class thereof, whether such Shares are authorized but unissued, or already outstanding, to the same extent as if such Person were not a Trustee, officer, or other agent of the Trust; and the Trust may issue and sell and may purchase such Shares from any such Person or any such organization, subject to the limitations, restrictions, or other provisions applicable to the sale or purchase of such Shares herein, in the Bylaws and in the 1940 Act.
Section 2. Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of the Trust, and each Class thereof, which has been established and designated.  No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine, from time to time.  The Board of Trustees may make such rules not inconsistent with the provisions of the 1940 Act as the Board of Trustees considers appropriate for the issuance of Share certificates, the transfer of Shares of the Trust, and each Class thereof, if any, and similar matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of the Trust, and each Class thereof, and as to the number of Shares of the Trust, and each Class thereof, held, from time to time, by each such Shareholder.
Section 3. Sale of Shares.  Subject to the 1940 Act and applicable law, the Trust may sell its authorized but unissued Shares of beneficial interest to such Persons, at such times, on such terms, and for such consideration as the Board of Trustees may authorize, from time to time.  Each sale shall be credited to the individual purchaser's account in the form of full or fractional Shares of the Trust (and Class thereof, if any), as the purchaser may select, at the net asset value per Share, subject to Section 23 of the 1940 Act, and the rules and regulations adopted thereunder; provided, however, that the Board of Trustees may, in its sole discretion, permit the Principal Underwriter or the selling broker or dealer to impose a sales charge upon any such sale.  Every Shareholder by virtue of having become a Shareholder shall be deemed to have expressly assented and agreed to the terms of this Declaration of Trust and to have become bound as a party hereto.
Section 4. Status of Shares and Limitation of Personal Liability.  Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust, the Bylaws, and under applicable law.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust with any service provider or other agent to or contractor with the Trust, including, without limitation, any third party beneficiary rights, except as may be expressly provided in any such contract or agreement.  Subject to Article VIII, Section 1 hereof, the death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to dissolve the Trust, nor entitle the representative of any deceased, incapacitated, dissolved, terminated, or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the Trustees, but entitles such representative only to the rights of said deceased, incapacitated, dissolved, terminated, or bankrupt Shareholder under this Declaration of Trust, the Bylaws and applicable law.  Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust, shall have any power to bind personally any Shareholder nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money other than such as the Shareholder personally, at any time may agree to pay at any time.  Each Share, when issued on the terms determined by the Board of Trustees, shall be fully paid and nonassessable.  As provided in the DSTA, Shareholders shall be entitled to the same limitation of personal liability as that extended to stockholders of a private corporation organized for profit under the DGCL.
Section 5. Power of Board of Trustees to Make Tax Status Election.   The Board of Trustees shall have the power, in its discretion, to make an initial entity classification election, and to change any such entity classification election, of the Trust for U.S. federal income tax purposes as may be permitted or required under the Code, without the vote or consent of any Shareholder.  In furtherance thereof, the Board of Trustees, or an appropriate officer as determined by the Board of Trustees, is authorized (but not required) to make and sign any such entity classification election on Form 8832, Entity Classification Election (or successor form thereto), on behalf of the Trust, sign the consent statement contained therein on behalf of all of the Shareholders thereof, and file the same with the U.S. Internal Revenue Service.
Section 6. Establishment and Designation of Classes.  The establishment and designation of any Class shall be effective, without the requirement of Shareholder approval, upon the adoption of a resolution by not less than a majority of the then Board of Trustees, which resolution shall set forth such establishment and designation and may provide, to the extent permitted by the DSTA, for rights, powers, and duties of such Class (including variations in the relative rights and preferences as between the different Classes), otherwise than as provided herein.  Such resolution may establish such Classes directly in such resolution or by reference to, or approval of, another document that sets forth such Classes, including without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.  Any such resolution may be amended by a further resolution of a majority of the Board of Trustees, and if Shareholder approval would be required to make such an amendment to the language set forth in this Declaration of Trust, such further resolution shall require the same Shareholder approval that would be necessary to make such amendment to the language set forth in this Declaration of Trust.  Each such resolution shall be incorporated herein by reference upon adoption and shall have the status of an amendment to this Declaration of Trust.
Each Class of the Trust shall be separate and distinct from any other Class of the Trust.  As appropriate, in a manner determined by the Board of Trustees, the liabilities belonging to any such Class shall be held and accounted for separately from the liabilities of the Trust or any other Class, and separate and distinct records on the books of the Trust for the Class shall be maintained for this purpose.
Shares of each Class established and designated pursuant to this Section 6 shall have the following rights, powers, and duties, unless otherwise provided to the extent permitted by the DSTA, in the resolution establishing and designating such Class:
(a) Assets Held with Respect to a Particular Class.  All consideration received by the Trust for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, shall irrevocably be held with respect to that Class for all purposes, subject only to the rights of creditors with respect to that Class, and shall be so recorded upon the books of account of the Trust.  Such consideration, assets, income, earnings, profits, and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Class.  In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as assets held with respect to any particular Class (collectively "General Assets"), the Board of Trustees, or an appropriate officer as determined by the Board of Trustees, shall allocate such General Assets to, between, or among any one or more of the Classes in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Class shall be held with respect to that Class.  Each such allocation by or under the direction of the Board of Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.
(b) Liabilities Held with Respect to a Particular Class.  Liabilities, debts, obligations, costs, charges, reserves, and expenses related to the distribution of and other identified expenses that properly should or may be allocated to the Shares of a particular Class may be charged to and borne solely by such Class.  The bearing of expenses solely by a particular Class of Shares may be reflected appropriately (in a manner determined by the Board of Trustees) and may affect the net asset value attributable to, and the dividend, redemption, and liquidation rights of, such Class.  Each allocation of liabilities, debts, obligations, costs, charges, reserves, and expenses by or under the direction of the Board of Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.  All Persons who have extended credit that has been allocated to a particular Class, or who have a claim or contract that has been allocated to any particular Class, shall look, and may be required by contract to look, exclusively to that particular Class for payment of such credit, claim, or contract.
(c) Dividends, Distributions, and Redemptions.  Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI hereof, no dividend or distribution, including, without limitation, any distribution paid upon dissolution of the Trust with respect to, nor any redemption of, the Shares of any Class shall be effected by the Trust other than from the assets held with respect to such Class, nor, except as specifically provided in Section 7 of this Article III, shall any Shareholder of any particular Class otherwise have any right or claim against the assets held with respect to any other Class or the Trust generally except, in the case of a right or claim against the assets held with respect to any other Class, to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Class.  The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.  In addition, the Board of Trustees may delegate to a committee of the Board of Trustees or an officer of the Trust, the authority to fix the amount and other terms of any dividend or distribution, including without limitation, the power to fix the declaration date of the dividend or distribution.
(d) Voting.  All Shares of the Trust entitled to vote on a matter shall vote in the aggregate without differentiation between the Shares of the separate Classes, if any; provided that (i) with respect to any matter that affects only the interests of some but not all Classes, then only the Shares of such affected Classes, voting separately, shall be entitled to vote on the matter; and (ii) notwithstanding the foregoing, with respect to any matter as to which the 1940 Act or other applicable law or regulation requires voting by Class, then the Shares of the Trust shall vote as prescribed in such law or regulation.
(e) Equality.  Each Share of any particular Class shall be equal to each other Share of such Class (subject to the rights and preferences with respect to separate Classes).
(f) Fractions.  A fractional Share of a Class shall carry proportionately all the rights and obligations of a whole Share of such Class, including, but not limited to, rights with respect to voting, receipt of dividends and distributions, redemption of Shares, and dissolution of the Trust.
(g) Combination of Classes.  The Board of Trustees shall have the authority, without the approval, vote, or consent of the Shareholders of any Class, unless otherwise required by applicable law, to combine, merge, or otherwise consolidate the Shares of two or more Classes of Shares with and/or into a single Class of Shares, with such designation, preference, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and other characteristics as the Trustees may determine; provided, however, that the Trustees shall provide written notice to the affected Shareholders of any such transaction.  The transaction may be effected through share-for-share exchanges, transfers, or sales of assets, Shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.
(h) Dissolution or Termination.  The Board of Trustees shall terminate any particular Class and rescind the establishment and designation thereof:  (i) upon approval by a majority of votes cast at a meeting of the Shareholders of such Class, provided a quorum of Shareholders of such Class is present, or by action of the Shareholders of such Class by written consent without a meeting pursuant to Article V, Section 3; or (ii) at the discretion of the Board of Trustees, either (A) at any time there are no Shares outstanding of such Class, or (B) upon prior written notice to the Shareholders of such Class; provided, however, that upon the rescission of the establishment and designation of any particular Class, it thereby shall be terminated and its establishment and designation rescinded.  Each resolution of the Board of Trustees pursuant to this Section 6(i) shall be incorporated herein by reference upon adoption.
Section 7. Indemnification of Shareholders.  No Shareholder as such shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations, or affairs of the Trust.  If any Shareholder or former Shareholder shall be exposed to liability, charged with liability, or held personally liable for any obligations or liability of the Trust, by reason of a claim or demand relating exclusively to his or her being or having been a Shareholder of the Trust, and not because of such Shareholder's actions or omissions, such Shareholder or former Shareholder (or in the case of a natural Person, his or her heirs, executors, administrators, or other legal representatives, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all loss and expense, including, without limitation, attorneys' fees arising from such claim or demand; provided, however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder's ownership of any Shares, and (ii) expenses charged to a Shareholder pursuant to Article IV, Section 5 hereof.
ARTICLE IV

 THE BOARD OF TRUSTEES
Section 1. Number, Election, Term, Removal and Resignation.

(a) The initial Board of Trustees is comprised of the Trustees entering into this Declaration of Trust on the date of the initial adoption of this Declaration of Trust, who shall hold office until the initial Shareholder(s) elect(s) a Board of Trustees comprised of Trustees that hold office in accordance with paragraph (c) of this Section 1.  Each Trustee shall execute this Declaration of Trust or a counterpart to this Declaration of Trust.  In accordance with Section 3801 of the DSTA, each Trustee shall become a Trustee and be bound by this Declaration of Trust and the Bylaws when such Person signs this Declaration of Trust as a Trustee and/or is duly elected or appointed, qualified, and serving on the Board of Trustees in accordance with the provisions hereof and the Bylaws, so long as such signatory or other Person continues in office in accordance with the terms hereof.
(b) The number of Trustees constituting the entire Board of Trustees shall initially be equal to the number of Persons signing this Declaration of Trust as of the date of the initial adoption of this Declaration of Trust written above, and, thereafter, may be fixed, from time to time, by the vote of a majority of the then Board of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).  The number of Trustees shall not be reduced so as to shorten the term of any Trustee then in office.
(c) Each Trustee shall hold office for the lifetime of the Trust or until such Trustee's earlier death, resignation, removal, retirement, or inability otherwise to serve, or if sooner than any of such events, until the next meeting of Shareholders called for the purpose of electing Trustees or consent of Shareholders in lieu thereof for the election of Trustees, and until the election and qualification of his or her successor.
(d) Any Trustee may be removed, with or without cause, by the Board of Trustees by action of a majority of the Trustees then in office, or by vote of the Shareholders at any meeting called for that purpose.
(e) Any Trustee may resign at any time by giving written notice to the secretary of the Trust or to the Board of Trustees.  Such resignation shall be effective upon receipt, unless specified to be effective at some later time.
Section 2. Trustee Action by Written Consent Without a Meeting.  To the extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting and without prior written notice if a consent or consents in writing setting forth the action so taken is signed by the Trustees having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Trustees on the Board of Trustees or any committee thereof, as the case may be, were present and voted.  Written consents of the Trustees may be executed in one or more counterparts.  A consent transmitted by electronic transmission (as defined in Section 3806 of the DSTA) by a Trustee shall be deemed to be written and signed for purposes of this Section.  All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.
Section 3. Powers; Other Business Interests; Quorum and Required Vote.

(a) Powers.  Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by or under the direction of the Board of Trustees, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility.  The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the operation and administration of the Trust.  The Board of Trustees shall not be bound or limited by present or future laws or customs with regard to investments by trustees or fiduciaries, but, subject to the other provisions of this Declaration of Trust and the Bylaws, shall have full authority and absolute power and control over the assets and the business of the Trust to the same extent as if the Board of Trustees was the sole owner of such assets and business in its own right, including such authority, power, and control to do all acts and things as the Board of Trustees, in its sole discretion, shall deem proper to accomplish the purposes of this Trust.  Without limiting the foregoing, the Board of Trustees, subject to the requisite vote for such actions as set forth in this Declaration of Trust and the Bylaws, may:  (i) adopt Bylaws not inconsistent with applicable law or this Declaration of Trust; (ii) amend, restate, and repeal such Bylaws, subject to and in accordance with the provisions of such Bylaws; (iii) remove Trustees and fill vacancies on the Board of Trustees in accordance with this Declaration of Trust and the Bylaws; (iv) elect and remove such officers and appoint and terminate such agents as the Board of Trustees considers appropriate, in accordance with this Declaration of Trust and the Bylaws; (v) establish and terminate one or more committees of the Board of Trustees pursuant to the Bylaws; (vi) place Trust Property in custody as required by the 1940 Act, employ one or more custodians of the Trust Property, and authorize such custodians to employ subcustodians and to place all or any part of such Trust Property with a custodian or a custodial system meeting the requirements of the 1940 Act; (vii) retain a transfer agent, dividend disbursing agent, shareholder servicing agent, or administrative services agent, or any number thereof, or any other service provider, as deemed appropriate; (vii) provide for the issuance and distribution of Shares or other securities or financial instruments directly or through one or more Principal Underwriters or otherwise; (ix) retain one or more Investment Adviser(s); (x) reacquire and redeem Shares on behalf of the Trust and transfer Shares pursuant to applicable law; (xi) set record dates for the determination of Shareholders with respect to various matters in the manner provided in Article V, Section 4 of this Declaration of Trust; (xii) declare and pay dividends and distributions to Shareholders from the Trust Property in accordance with this Declaration of Trust and the Bylaws; (xiii) establish, designate, and redesignate any Class of the Trust, from time to time, in accordance with the provisions of Article III, Section 6 hereof; (xiv) hire personnel as staff for the Board of Trustees, or for those Trustees who are not Interested Persons of the Trust, the Investment Adviser, or the Principal Underwriter, set the compensation to be paid by the Trust to such personnel, exercise exclusive supervision of such personnel, and remove one or more of such personnel at the discretion of the Board of Trustees; (xv) retain special counsel, other experts, and/or consultants for the Board of Trustees, for those Trustees who are not Interested Persons of the Trust, the Investment Adviser, or the Principal Underwriter, and/or for one or more of the committees of the Board of Trustees, set the compensation to be paid by the Trust to such special counsel, other experts, and/or consultants, and remove one or more of such special counsel, other experts, and/or consultants at the discretion of the Board of Trustees; (xvi) engage in and prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims, or expenses incurred in connection therewith, including those of litigation, and such power shall include, without limitation, the power of the Board of Trustees or any appropriate committee thereof, in the exercise of its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust; and (xvii) in general, delegate such authority as the Board of Trustees considers desirable to any Trustee or officer of the Trust, to any committee of the Trust, to any agent or employee of the Trust, or to any custodian, transfer, dividend disbursing or shareholder servicing agent, Principal Underwriter, Investment Adviser, or other service provider.
The powers of the Board of Trustees set forth in this Section 3(a) are without prejudice to any other powers of the Board of Trustees set forth in this Declaration of Trust and the Bylaws.  Any determination as to what is in the best interests of the Trust or any Class thereof and its Shareholders made by the Board of Trustees in good faith shall be conclusive.  In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Board of Trustees.
The Trustees shall be subject to the same fiduciary duties to which the directors of a Delaware corporation would be subject if the Trust were a Delaware corporation, the Shareholders were shareholders of such Delaware corporation and the Trustees were directors of such Delaware corporation, and such modified duties shall replace any fiduciary duties to which the Trustees would otherwise be subject.  Without limiting the generality of the foregoing, all actions and omissions of the Trustees shall be evaluated under the doctrine commonly referred to as the "business judgment rule," as defined and developed under Delaware law, to the same extent that the same actions or omissions of directors of a Delaware corporation in a substantially similar circumstance would be evaluated under such doctrine.  Notwithstanding the foregoing, the provisions of this Declaration of Trust and the Bylaws, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities relating thereto of a Trustee otherwise applicable under the foregoing standard or otherwise existing at law or in equity, are agreed by each Shareholder and the Trust to replace such other duties and liabilities of such Trustee.
(b) Other Business Interests.  The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders, partners, or employees of the Trustees, if any, shall be expected to devote their full time to the performance of such duties.  The Trustees or any Affiliate, shareholder, officer, director, partner, or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in, serve as a director, trustee or officer of, or possess an interest in, any business or venture other than the Trust, of any nature and description, independently or with or for the account of others, without such activities or ownership being deemed to be a violation of a duty of loyalty.  None of the Trust or any Shareholder shall have the right to participate or share in such other business or venture or any profit or compensation derived therefrom.
(c) Quorum and Required Vote.  At all meetings of the Board of Trustees, a majority of the Board of Trustees then in office shall be present in person in order to constitute a quorum for the transaction of business.  A meeting at which a quorum is initially present may continue to transact business, notwithstanding the departure of Trustees from the meeting, if any action taken is approved by at least a majority of the required quorum for that meeting.  Subject to Article III, Sections 1 and 6 of the Bylaws, and except as otherwise provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees.  Trustees may not vote by proxy.
Section 4. Payment of Expenses by the Trust.  Subject to the provisions of Article III, Section 6 hereof, an authorized officer of the Trust shall pay or cause to be paid out of the principal or income of the Trust or any particular Class thereof, or partly out of the principal and partly out of the income of the Trust or any particular Class thereof, and charge or allocate the same to, between, or among such one or more of the Classes that may be established or designated pursuant to Article III, Section 6 hereof, as such officer deems fair, all expenses, fees, charges, taxes, and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or a particular Class thereof, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses, fees, charges, taxes, and liabilities associated with the services of the Trust's officers, employees, Investment Adviser(s), Principal Underwriter, auditors, counsel, custodian, subcustodian, transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors, and such other expenses, fees, charges, taxes, and liabilities as the Board of Trustees may deem necessary or proper to incur.
Section 5. Payment of Expenses by Shareholders. The Board of Trustees shall have the power, as frequently as it may determine, to cause any Shareholder to pay directly, in advance or arrears, an amount fixed, from time to time, by the Board of Trustees or an officer of the Trust for charges of the Trust's custodian or transfer, dividend disbursing, shareholder servicing, or similar agent that are not customarily charged generally to the Trust or a Class, where such services are provided to such Shareholder individually, rather than to all Shareholders collectively, including, without limitation, by setting off such amount due from such Shareholder from the amount of (i) declared but unpaid dividends or distributions owed such Shareholder, or (ii) proceeds from the redemption by the Trust of Shares from such Shareholder pursuant to Article VI hereof.
Section 6. Ownership of Trust Property.  Legal title to all of the Trust Property shall at all times be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law.
Section 7. Service Contracts.
(a) Subject to this Declaration of Trust, the Bylaws, and the 1940 Act, the Board of Trustees, at any time and from time to time, may contract for exclusive or nonexclusive investment advisory or investment management services for the Trust with any corporation, trust, association, or other organization, including any Affiliate, and any such contract may contain such other terms as the Board of Trustees may determine, including, without limitation, delegation of authority to the Investment Adviser to determine, from time to time, without prior consultation with the Board of Trustees, what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion if any of the Trust Property shall be held uninvested, and to make changes in the Trust's investments, or to engage in such other activities, including administrative services, as may be delegated specifically to such party.
(b) The Board of Trustees also, at any time and from time to time, may contract with any Person, including any Affiliate, appointing it or them as the exclusive or nonexclusive placement agent, distributor, or Principal Underwriter for the Shares of the Trust or one or more of the Classes thereof, or for other securities or financial instruments to be issued by the Trust, or appointing it or them to act as the administrator, fund accountant, or accounting agent, custodian, transfer agent, dividend disbursing agent, and/or shareholder servicing agent for the Trust or one or more of the Classes thereof.
(c) The Board of Trustees is further empowered, at any time and from time to time, to contract with any Persons, including any Affiliates, to provide such other services to the Trust as the Board of Trustees determines to be in the best interests of the Trust and its Shareholders.
(d) None of the following facts or circumstances shall affect the validity of any of the contracts provided for in this Article IV, Section 7, or disqualify any Shareholder, Trustee, employee, or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or the Shareholders, provided that the establishment and performance of each such contract is permissible under the 1940 Act, and provided further that such Person is authorized to vote upon such contract under the 1940 Act:
(i)
the fact that any of the Shareholders, Trustees, employees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, placement agent, Principal Underwriter, distributor, or Affiliate or agent of or for any Person, or for any parent or Affiliate of any Person, with which any type of service contract provided for in this Article IV, Section 7 may have been or may be made hereafter, or that any such Person, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or

(ii)
the fact that any Person with which any type of service contract provided for in this Article IV, Section 7 may have been or may be made hereafter also has such a service contract with one or more other Persons, or has other business or interests.

(e) Every contract referred to in this Section 7 is required to comply with this Declaration of Trust, the Bylaws, the 1940 Act, other applicable law, and any stipulation by resolution of the Board of Trustees.

ARTICLE V

 SHAREHOLDERS' VOTING POWERS AND MEETINGS
Section 1. Voting Powers.  Subject to the provisions of Article III, Section 6 hereof, the Shareholders shall have the power to vote only (i) for the election of Trustees and the filling of any vacancies on the Board of Trustees as set forth herein and in the Bylaws; (ii) for the removal of Trustees as set forth herein; (iii) on the matters set forth in Article VIII hereof to the extent set forth therein; (iv) on the amendment of this Declaration of Trust to the extent set forth in Article IX hereof; (v) on the amendment of the Bylaws to the extent set forth in Article VIII of the Bylaws; (vi) on such additional matters as may be required by this Declaration of Trust, the Bylaws, the 1940 Act, other applicable law, and any registration statement of the Trust filed with the Commission, the registration of which is effective; and (vii) on such other matters as the Board of Trustees may consider necessary or desirable.  Subject to Article III hereof, each Shareholder of record (as of the record date established pursuant to Section 4 of this Article V) shall be entitled to one vote for each full Share and a fractional vote for each fractional Share held by such Shareholder.  Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.
Section 2. Quorum and Required Vote.
(a) Thirty-three and one-third percent (33-1/3%) of the outstanding Shares entitled to vote at a Shareholders' meeting, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders' meeting, except when a larger quorum is required by this Declaration of Trust, the Bylaws, applicable law, or the requirements of any securities exchange on which Shares are listed for trading, in which case such quorum shall comply with such requirements.  When a separate vote by one or more Classes is required, thirty-three and one-third percent (33-1/3%) of the outstanding Shares of each such Class entitled to vote at a Shareholders' meeting of such Class, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders' meeting of such Class, except when a larger quorum is required by this Declaration of Trust, the Bylaws, applicable law, or the requirements of any securities exchange on which Shares of such Class are listed for trading, in which case such quorum shall comply with such requirements.
(b) Subject to the provisions of Article III, Section 6(d), when a quorum is present at any meeting, a majority of the votes cast shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by applicable law.  Pursuant to Article III, Section 6(d) hereof, where a separate vote by Class, is required, the preceding sentence shall apply to such separate votes by Classes.
(c) Abstentions and broker non-votes will be treated as votes present at a Shareholders' meeting; abstentions and broker non-votes will not be treated as votes cast at such meeting.  Abstentions and broker non-votes, therefore, (i) will be included for purposes of determining whether a quorum is present; and (ii) will have no effect on proposals that require a plurality or any percentage of votes cast for approval; but (iii) will have the same effect as a vote

"against" on proposals requiring an affirmative vote of any percentage of the outstanding voting securities of the Trust for approval.
Section 3. Shareholder Action by Written Consent Without a Meeting.  Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent or consents in writing setting forth the action so taken is or are signed by the holders of a majority of the Shares entitled to vote on such action (or such different proportion thereof as shall be required by law, the Declaration of Trust, or the Bylaws for approval of such action) and is or are received by the secretary of the Trust either:  (i) by the date set by resolution of the Board of Trustees for the shareholder vote on such action; or (ii) if no date is set by resolution of the Board, within thirty (30) days after the record date for such action as determined by reference to Article V, Section 4(b) hereof.  The written consent for any such action may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  A consent transmitted by electronic transmission (as defined in the DSTA) by a Shareholder or by a Person or Persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section.  All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.  Any Shareholder that has given a written consent or the Shareholder's proxyholder or a personal representative of the Shareholder or its respective proxyholder may revoke the consent by a writing received by the secretary of the Trust either:  (i) before the date set by resolution of the Board of Trustees for the shareholder vote on such action; or (ii) if no date is set by resolution of the Board, within thirty (30) days after the record date for such action as determined by reference to Article V, Section 4(b) hereof.
Section 4. Record Dates.
(a) For purposes of determining the Shareholders entitled to notice of and to vote at any meeting of Shareholders, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than one hundred and twenty (120) days nor less than ten (10) days before the date of any such meeting.  A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting and shall fix a new record date for any meeting that is adjourned for more than sixty (60) days from the date set for the original meeting.  For purposes of determining the Shareholders entitled to vote on any action without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than thirty (30) days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees.
(b) If the Board of Trustees does not so fix a record date:
(i)
the record date for determining Shareholders entitled to notice of and to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and/or
(ii)
the record date for determining Shareholders entitled to vote on any action by consent in writing without a meeting of Shareholders (A) when no prior action by the Board of Trustees has been taken, shall be the day on which the first signed written consent setting forth the action taken is delivered to the Trust, or (B) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action.

(c) For the purpose of determining the Shareholders of the Trust or any Class thereof who are entitled to receive payment of any dividend or of any other distribution of assets of the Trust or any Class thereof (other than in connection with a dissolution of the Trust, a merger, consolidation, conversion, reorganization, or any other transactions, in each case that is governed by Article VIII of the Declaration of Trust), the Board of Trustees may:
(i)
from time to time, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days before the date for the payment of such dividend and/or such other distribution;

(ii)	adopt standing resolutions fixing record dates and related payment dates at periodic intervals of any duration for the payment of such dividend and/or such other distribution; and/or
(iii)	delegate to an appropriate officer or officers of the Trust the determination of such periodic record and/or payments dates with respect to such dividend and/or such other distribution.
Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Classes.
Section 5. Additional Provisions.  The Bylaws may include further provisions for Shareholders' votes, meetings, and related matters.
ARTICLE VI

NET ASSET VALUE; DISTRIBUTIONS;
 REDEMPTIONS; TRANSFERS
Section 1. Determination of Net Asset Value, Net Income, and Distributions.
(a) Subject to Article III, Section 6 hereof and any applicable requirement or limitations of the 1940 Act, the Board of Trustees shall have the power to determine, from time to time, the offering price for authorized but unissued Shares of the Trust, or any Class thereof, respectively, which shall yield to the Trust or such Class not less than the net asset value thereof, in addition to any amount of applicable sales charge to be paid to the Principal Underwriter or the selling broker or dealer in connection with the sale of such Shares, at which price the Shares of the Trust, or such Class, respectively, shall be offered for sale.
(b) Subject to Article III, Section 6 hereof and the 1940 Act, the Board of Trustees may prescribe and shall set forth in the Bylaws, this Declaration of Trust, or in a resolution of the Board of Trustees such bases and time for determining the net asset value per Share of the Trust, or any Class thereof, or net income attributable to the Shares of the Trust, or any Class thereof, or the declaration and payment of dividends and distributions on the Shares of the Trust, or any Class thereof, as the Board of Trustees may deem necessary or desirable, and such dividends and distributions may vary between the Classes to reflect differing allocations of the expenses of the Trust between such Classes to such extent and for such purposes as the Trustees may deem appropriate.  Any resolution may set forth such information directly in such resolution or by reference to, or approval of, another document that sets forth such information, including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.  The Board of Trustees may delegate the power or duty to determine net asset value per Share of the Trust or any Class thereof or the net income attributable to the Shares of the Trust or any Class thereof to one or more Trustees or officers of the Trust or to a custodian, depositary or other agent appointed for such purpose.
(c) The Shareholders of the Trust, or any Class if any, shall be entitled to receive dividends and distributions when, if, and as declared by the Board of Trustees with respect thereto, provided that with respect to Classes such dividends and distributions shall comply with the 1940 Act.  The right of Shareholders to receive dividends or other distributions on Shares of any Class may be set forth in a plan adopted by the Board of Trustees and amended, from time to time, pursuant to the 1940 Act.  Dividends and distributions may be paid in cash, in kind, or in Shares.   No Share shall have any priority or preference over any other Share of the Trust with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof; provided, however, that if the Shares of the Trust are divided into Classes thereof, no Share of a particular Class shall have any priority or preference over any other Share of the same Class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof.
(d) All dividends and distributions shall be made ratably among all Shareholders of the Trust, a particular Class of the Trust, from the Trust Property held with respect to the Trust or such Class, respectively, according to the number of Shares of the Trust or such Class held of record by such Shareholders on the record date for any dividend or distribution; provided, however, that if the Shares of the Trust are divided into Classes thereof, all dividends and distributions from the Trust Property shall be distributed to each Class thereof according to the net asset value computed for such Class, and within such particular Class, shall be distributed ratably to the Shareholders of such Class according to the number of Shares of such Class held of record by such Shareholders on the record date for any dividend or distribution.
(e) Before payment of any dividend or distribution, there may be set aside out of any funds of the Trust available for dividends or distributions such sum or sums as the Board of Trustees, from time to time, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for equalizing dividends or distributions, or for repairing or maintaining any property of the Trust or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust and the Board of Trustees may abolish any such reserve in the manner in which the reserve was created.
Section 2. Redemptions of Shares at the Option of a Shareholder.  Unless otherwise provided in the prospectus of the Trust relating to the Shares, as such prospectus may be amended from time to time ("Prospectus"):
(a) The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Board of Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the Bylaws and applicable law.  Payment for said Shares shall be made by the Trust to the Shareholder within the number of days determined by the Trustees  after the date on which the request is received in proper form.  The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the Rules of the Commission during periods when trading on the Exchange is restricted or during any National Financial Emergency which makes it impracticable for the Trust to dispose of its investments or to determine fairly the value of its net assets or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Board of Trustees.  If certificates have been issued to a Shareholder, any such request by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.
(b) Payments for Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind.  In case of any payment in kind, the Board of Trustees, or its delegate, shall have absolute discretion as to what security or securities of the Trust shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act shall receive cash.  Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.
(c) Payment for Shares so redeemed by the Trust shall be made by the Trust as provided above within the number of days determined by the Trustees after the date on which the request is received in good order; provided, however, that if payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such period.  Moreover, redemptions may be suspended in the event of a National Financial Emergency.  In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.
(d) The right of Shareholders to receive dividends or other distributions on Shares may be set forth in a plan adopted by the Board of Trustees and amended from time to time.   The right of any Shareholder of the Trust to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed by the Trust, except the right of such Shareholder to receive payment for such Shares, shall cease at the time as of which the purchase price of such Shares shall have been fixed, as provided above.
Section 3. Redemptions of Shares at the Option of the Trust.  Subject to the 1940 Act and other applicable law, the Trust shall have the right at its option and at any time, without the vote of the Shareholders, to redeem Shares or authorize the closing of any Shareholder account, subject to such conditions as may be established from time to time by the Board of Trustees.
Section 4. Information Regarding Ownership of Shares.  Each Shareholder shall upon demand disclose to the Board of Trustees in writing such information with respect to direct and indirect ownership of Shares as the Board of Trustees deems necessary to comply with the requirements of any taxing authority or to make any determination in connection with a redemption by the Trust pursuant to this Section 2.
Section 5. Transfer of Shares.  Shares shall be transferable in accordance with the provisions of this Declaration of Trust and the Bylaws.
ARTICLE VII

LIMITATION OF LIABILITY
 AND INDEMNIFICATION OF AGENT
Section 1. Limitation of Liability.
(a) For the purpose of this Article, "Agent" means any Person who is or was a Trustee, officer, employee, or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee, or other agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise; "Proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, arbitral, or investigative; and "Expenses" include, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Article.
(b) No Trustee, officer, or employee of the Trust shall owe any duty, or have any related liability, to any Person whatsoever (including without limitation any Shareholder) other than to the Trust, and this Declaration of Trust eliminates any such duty arising at law (common or statutory) or in equity and any related liability, to the extent that such duty or liability may be so eliminated.

(c) An Agent shall be liable to the Trust for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, for such Agent's own willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Agent (such conduct referred to herein as "Disqualifying Conduct"), and for nothing else.
(d) Subject to subsection (c) of this Section 1 and to the fullest extent that limitations on the liability of Agents are permitted by the DSTA, the Agents shall not be responsible or liable in any event for any act or omission of any other Agent of the Trust or any Investment Adviser or Principal Underwriter of the Trust.
(e) No Agent, when acting in its respective capacity as such, shall be liable personally to any Person, other than the Trust, to the extent provided in subsections (c) and (d) of this Section 1, for any act, omission, or obligation of the Trust or any Trustee thereof.
(f) Each Trustee, officer, and employee of the Trust shall be justified fully and completely in the performance of his or her duties, and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees, or by the Investment Adviser, the Principal Underwriter, any other Agent, selected dealers, accountants, appraisers, or other experts or consultants reasonably believed by such Trustee, officer or employee of the Trust to be within such Person's professional or expert competence, regardless of whether such counsel or expert may also be a Trustee.  The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, the Bylaws, applicable law, and their respective duties as officers or Trustees.  No such officer or Trustee shall be liable for any act or omission in accordance with such advice, records, and/or reports, and no inference concerning liability shall arise from a failure to follow such advice, records, and/or reports.  The appointment, designation or identification (including in any proxy or registration statement or other document) of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or as having experience, attributes or skills in any area, or any other appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special attributes, skills, experience or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.  In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses.  The officers and Trustees shall not be required to give any bond hereunder nor any surety if a bond is required by applicable law.
(g) The failure to make timely collection of dividends or interest, or to take timely action with respect to entitlements, on the Trust's securities issued in emerging countries shall not be deemed to be negligence or other fault on the part of any Agent, and no Agent shall have any liability for such failure or for any loss or damage resulting from the imposition by any government of exchange control restrictions that might affect the liquidity of the Trust's assets or from any war or political act of any foreign government to which such assets might be exposed, except, in the case of a Trustee or officer, for liability resulting from such Trustee's or officer's Disqualifying Conduct.
(h) The limitation on liability contained in this Article applies to events occurring at the time a Person serves as an Agent, whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.
(i) No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.
Section 2. Indemnification.
(a) Indemnification by Trust.  The Trust shall indemnify, out of Trust Property, to the fullest extent permitted under applicable law, any Person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such Person is or was an Agent of the Trust, against Expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such Proceeding if such Person acted in good faith, or in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such Person was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent shall not of itself create a presumption that the Person did not act in good faith or that the Person had reasonable cause to believe that the Person's conduct was unlawful.
(b) Exclusion of Indemnification.  Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of the Agent's Disqualifying Conduct.  In respect of any claim, issue, or matter as to which that Person shall have been adjudged to be liable in the performance of that Person's duty to the Trust or the Shareholders, indemnification shall be made only to the extent that the court in which that action was brought shall determine, upon application or otherwise, that in view of all the circumstances of the case, that Person was not liable by reason of that Person's Disqualifying Conduct.
(c) Required Approval.  Any indemnification under this Article shall be made by the Trust if authorized in the specific case on a determination that indemnification of the Agent is proper in the circumstances by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Agent was not liable by reason of Disqualifying Conduct (including, but not limited to, dismissal of either a court action or an administrative proceeding against the Agent for insufficiency of evidence of any Disqualifying Conduct); or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Agent was not liable by reason of Disqualifying Conduct, by (A) the vote of a majority of a quorum of the Trustees who are not (x) "interested persons" of the Trust as defined in Section 2(a)(19) of the 1940 Act, (y) parties to the proceeding, or (z) parties who have any economic or other interest in connection with such specific case (the "disinterested, non-party Trustees"), or (B) by independent legal counsel in a written opinion.
(d) Advancement of Expenses.  Expenses incurred by an Agent in defending any Proceeding may be advanced by the Trust before the final disposition of the Proceeding on receipt of an undertaking by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article, provided that at least one of the following conditions for the advancement of expenses is met:  (i) the Agent shall provide a security for his undertaking; (ii) the Trust shall be insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of the disinterested non-party Trustees of the Trust, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Agent ultimately will be found entitled to indemnification.
(e) Other Contractual Rights.  Nothing contained in this Article shall affect any right to indemnification to which Persons other than Trustees and officers of the Trust or any subsidiary thereof may be entitled by contract or otherwise.
(f) Fiduciaries of Employee Benefit Plan.  This Article does not apply to any Proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that Person's capacity as such, even though that Person may also be an Agent of the Trust as defined in Section 1 of this Article.  Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.
Section 3. Insurance.  To the fullest extent permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust Property, insurance for liability and for all Expenses reasonably incurred or paid or expected to be paid by an Agent in connection with any Proceeding in which such Agent becomes involved by virtue of such Agent's actions, or omissions to act, in its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Agent against such liability.
Section 4. Derivative and Direct Actions.
(a)  The purpose of this Section 4 of Article VII is to adopt additional standards and restrictions to protect the interests of the Trust and its Shareholders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and its Shareholders as a result of spurious shareholder claims, demands and derivative actions.
(b) Subject to the DSTA, no Shareholder may bring a derivative or similar action or proceeding in the right of the Trust to recover a judgment in its favor (a "derivative action") unless each of the following conditions is met:
(i) Each Complaining Shareholder was a Shareholder of the Class affected by the action or failure to act complained of, to the extent that fewer than all Classes were affected (the "affected Class"), at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

(ii) Each Complaining Shareholder was a Shareholder of the affected Class at the time the demand required by subparagraph (iii) below was made;

(iii) Prior to the commencement of such derivative action, the Complaining Shareholders have made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself on behalf of the affected Class (a "demand"), which demand (A) shall be executed by or on behalf of no less than three Complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or by marriage) to any other Complaining Shareholder executing such written demand and (B) shall include at least the following:
(1) a detailed description of the action or failure to act complained of, the facts upon which each such allegation is made and the reasonably estimated damages or other relief sought;

(2) a statement to the effect that the Complaining Shareholders believe in good faith that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the affected Class and an explanation of why the Complaining Shareholders believe that to be the case;
(3) a certification that the requirements of subparagraphs (i) and (ii) of this paragraph (b) have been met, as well as information reasonably designed to allow the Trustees to verify that certification;
(4) a list of all other derivative or class actions in which any of the Complaining Shareholders is or was a named plaintiff, the court in which such action was filed, the date of filing, the name of all counsel to any plaintiffs and the outcome or current status of such actions;
(5) a certification of the number of Shares of the affected Class owned beneficially or of record by each Complaining Shareholder at the time set forth in subparagraphs (i), (ii) and (iii) of this paragraph (b) and an undertaking that each Complaining Shareholder will be a Shareholder of the affected Class as of the commencement of and throughout the derivative action and will notify the Trust in writing of any sale, transfer or other disposition by any of the Complaining Shareholders of any such Shares within three business days thereof; and
(6) an acknowledgment of the provisions of paragraphs (f), (g) and (i) of this Section 4 below;
(iv) Shareholders owning Shares representing at least five percent (5%) of the voting power of the affected Class must join in initiating the derivative action; and

(v) A copy of the proposed derivative complaint must be served on the Trust, assuming the requirements of subparagraphs (i) through (iv) above have already been met and the derivative action has not been barred in accordance with paragraph (d) below.
(c) Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements above, those Trustees who are independent for purposes of considering the demand or a committee comprised of some or all of such Trustees (the "independent Trustees") will consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Trust, the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust.  If, during this 90-day period, those independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, those independent Trustees may extend the 90-day period by a period of time that the independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period (such 90-day period, as may be extended as provided hereunder, the "review period").  Notice of any such decision to extend the review period shall be sent in accordance with the provisions of the Declaration of Trust and Bylaws to the Complaining Shareholders, or, the Shareholders' counsel if represented by counsel, in writing within five business days of any decision to extend the period.  Trustees who are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action.  A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness, or (iv) the fact that the Trustee approved the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders.

(d) If the demand has been properly made under paragraph (b) of this Section 4, and a majority of the independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust, the demand shall be rejected and the Complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust.  If upon such consideration a majority of the independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively or permit the Complaining Shareholders to proceed derivatively, provided however that any counsel representing the interests of the Trust shall be approved by the Trustees.  The Trustees, or the appropriate officers of the Trust, shall inform the Complaining Shareholders of any decision reached under this paragraph (d) by sending in accordance with the provisions of the Declaration of Trust and Bylaws written notice to each Complaining Shareholder, or the Shareholder's counsel, if represented by counsel, within five business days of such decision having been reached.

(e) If notice of a decision has not been sent to the Complaining Shareholders or the Shareholders' counsel within the time permitted by paragraph (d) above, and subparagraphs (i) through (v) of paragraph (b) above have been complied with, the Complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.

(f) Each Complaining Shareholder whose demand is rejected pursuant to paragraph (d) above shall be responsible, jointly and severally with any and all other Complaining Shareholders, for the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the Trust's consideration of the demand if a court determines that the demand was made without reasonable cause or for an improper purpose.

(g) The Trust shall be responsible for payment of attorneys' fees and legal expenses incurred by a Shareholder bringing a derivative or direct action in any circumstances only if required by law, and any such attorneys' fees the Trust is obligated to pay shall be calculated using reasonable hourly rates.  The Trust shall not be responsible for payment of any attorneys' fees incurred in connection with a Shareholder's prosecution of any action that are calculated on the basis of a contingency agreement or a percentage of recovery.

(h) No Shareholder may bring a direct action claiming injury as a Shareholder of the Trust, or any Class thereof, where the matters alleged (if true) would give rise to a claim by the Trust or by the Trust on behalf of a Class, unless the Shareholder has suffered an injury distinct from that suffered by the Shareholders of the Trust, or the Class, generally.  Without limiting the generality of the foregoing, claims to vindicate a Shareholder's contractual voting rights constitute direct claims only when the alleged injury to the Shareholder relating to the claim about his, her, or its voting rights is distinct from injury alleged to be suffered by the Shareholders of the Trust, or the Class, generally.  A Shareholder bringing a direct claim must be a Shareholder of the Class with respect to which the direct action is brought at the time of the injury complained of, or have acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time.

(i) Each Shareholder who commences or maintains a derivative or direct action in violation of this Section 4 shall, jointly and severally, reimburse the Trust for the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the action if the action is dismissed on the basis of the failure to comply with this Section 4.  If a court determines that any derivative action has been brought without reasonable cause or for an improper purpose, the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the action shall be borne, jointly and severally, by each Shareholder who commenced the action.

ARTICLE VIII

 CERTAIN TRANSACTIONS
Section 1. Dissolution of Trust.  The Trust shall have perpetual existence, except that the Trust shall be dissolved:
(a) With respect to the Trust, (i) upon the vote of the holders of not less than a majority of the Shares of the Trust cast, or (ii) at the discretion of the Board of Trustees either (A) at any time there are no Shares outstanding of the Trust, or (B) upon prior written notice to the Shareholders of the Trust; or
(b) With respect to the Trust, upon the occurrence of a dissolution or termination event pursuant to any other provision of this Declaration of Trust (including Article VIII, Section 2) or the DSTA.
Upon dissolution of the Trust, the Board of Trustees (in accordance with Section 3808 of the DSTA) shall pay or make reasonable provision to pay all claims and obligations of the Trust, including all contingent, conditional, or unmatured claims and obligations known to the Trust, and all claims and obligations that are known to the Trust but for which the identity of the claimant is unknown.  If there are sufficient assets held with respect to the Trust, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full.  If there are insufficient assets held with respect to the Trust, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor.  Any remaining assets (including, without limitation, cash, securities, or any combination thereof) held with respect to the Trust shall be distributed to the Shareholders of the Trust ratably according to the number of Shares of the Trust held of record by the several Shareholders on the date for such dissolution distribution; provided, however, that if the Shares of the Trust are divided into Classes thereof, any remaining assets (including, without limitation, cash, securities, or any combination thereof) held with respect to the Trust shall be distributed to each Class of the Trust according to the net asset value computed for such Class, and within such particular Class, shall be distributed ratably to the Shareholders of such Class according to the number of Shares of such Class held of record by the several Shareholders on the date for such dissolution distribution.  Upon the completion of the winding up of the Trust in accordance with Section 3808 of the DSTA and its termination, any one Trustee shall execute and cause to be filed a certificate of cancellation with the office of the Secretary of State of the State of Delaware, in accordance with the provisions of Section 3810 of the DSTA.
Section 2. Merger or Consolidation; Conversion; Reorganization.
(a) Merger or Consolidation.  Pursuant to an agreement of merger or consolidation, the Board of Trustees, by vote of a majority of the Trustees, may cause the Trust to merge or consolidate with or into one or more statutory trusts or "other business entities" (as defined in Section 3801 of the DSTA) formed or organized or existing under the laws of the State of Delaware or any other state of the United States, or any foreign country or other foreign jurisdiction.  Any such merger or consolidation shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided, however, that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the Shareholders of such merger or consolidation.  By reference to Section 3815(f) of the DSTA, any agreement of merger or consolidation approved in accordance with this Section 2(a) may effect any amendment to this Declaration of Trust or the Bylaws or effect the adoption of a new governing instrument without a Shareholder vote, unless required by the 1940 Act or any other provision of this Declaration of Trust or the Bylaws, if the Trust is the surviving or resulting statutory or business trust in the merger or consolidation, which amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.  In all respects not governed by the DSTA, the 1940 Act, or other applicable law, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish a merger or consolidation, including the power to create one or more separate statutory or business trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory or business trust or trusts.  Upon completion of the merger or consolidation, if the Trust is the surviving or resulting statutory or business trust, any one Trustee shall execute and cause to be filed a certificate of merger or consolidation in accordance with Section 3815 of the DSTA.
(b) Conversion.  The Board of Trustees, by vote of a majority of the Trustees, may cause (i) the Trust to convert to an "other business entity" (as defined in Section 3801 of the DSTA) formed or organized under the laws of the State of Delaware, as permitted pursuant to Section 3821 of the DSTA; (ii) the Shares of the Trust to be converted into beneficial interests in another statutory or business trust created pursuant to this Section 2 of this Article VIII; or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law.  Any such statutory conversion, Share conversion, or Share exchange shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided, however, that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the Shareholders of the Trust of any conversion of Shares of the Trust pursuant to Subsections (b)(i) or (b)(ii) of this Section 2 or exchange of Shares of the Trust pursuant to Subsection (b)(iii) of this Section 2.  In all respects not governed by the DSTA, the 1940 Act, or other applicable law, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish a statutory conversion, Share conversion, or Share exchange, including the power to create one or more separate statutory or business trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust into beneficial interests in such separate statutory or business trust or trusts.
(c) Reorganization or Sale of Assets.  The Board of Trustees, by vote of a majority of the Trustees, may cause the Trust to sell, convey, and transfer all or substantially all of the assets of the Trust ("sale of Trust assets") to another trust, statutory or business trust, partnership, limited partnership, limited liability company, corporation, or other association organized under the laws of any state in exchange for cash, shares, or other securities with such sale, conveyance, and transfer either (i) being made subject to or with the assumption by the transferee of the liabilities associated with the Trust, the assets of which are so transferred, as applicable, or (ii) not being made subject to, or not with the assumption of, such liabilities.  Any such sale, conveyance and transfer shall require approval by vote of the Board of Trustees and Shareholders as set for in Section 1 of this Article VIII.  Following such sale of Trust assets, the

Board of Trustees shall distribute such cash, shares, or other securities ratably among the Shareholders of the Trust (giving due effect to the differences among the various Classes).  If all of the assets of the Trust have been so sold, conveyed, and transferred, the Trust shall be dissolved.  In all respects not governed by the DSTA, the 1940 Act, or other applicable law, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish such sale, conveyance, and transfer, including the power to create one or more separate statutory or business trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory or business trust or trusts.
Section 3. Master Feeder Structure.  If permitted by the 1940 Act, the Board of Trustees, by vote of a majority of the Trustees, and without a Shareholder vote, may cause the Trust to convert to a master feeder structure (a structure in which a feeder fund invests all of its assets in a master fund rather than making investments in securities directly) and thereby cause the Trust to either become a feeder in a master fund, or to become a master fund in which other funds are feeders.
Section 4. Absence of Appraisal or Dissenters' Rights.  No Shareholder shall be entitled, as a matter of right, to appraisal rights or to any other relief as a dissenting Shareholder in respect of any proposal or action involving the Trust or any Class thereof.
Section 5. Reclassification of the Trust.  The Board of Trustees may cause the Trust to be converted from a "closed-end company" to an "open-end company" (as those terms are defined, respectively, in Sections 5(a)(2) and 5(a)(1) of the 1940 Act).  Such reclassification of the Trust shall require approval by vote of a majority of the Trustees then in office followed by the favorable vote of the holders of not less than 75% of the Shares, unless such amendment has been approved by 80% of the Trustees, in which case approval by a vote of a majority of the outstanding voting securities is required.
ARTICLE IX

 AMENDMENTS
Section 1. Amendments Generally.  This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by, or by a resolution of the Board approved by, not less than a majority of the Board of Trustees and, to the extent required by this Declaration of Trust or the 1940 Act, by approval of such amendment by the Shareholders in accordance with Article III, Section 6 hereof and Article V hereof.  Any such restatement hereof and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein.  The Certificate of Trust shall be restated and/or amended at any time by the Board of Trustees, without Shareholder approval, to correct any inaccuracy contained therein.  Any such restatement and/or amendment of the Certificate of Trust shall be executed by at least one Trustee and shall be effective immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

ARTICLE X

 MISCELLANEOUS
Section 1. References; Headings; Counterparts.  In this Declaration of Trust and in any restatement hereof and/or amendment hereto, references to this instrument, and all expressions of similar effect to "herein," "hereof," and "hereunder" shall be deemed to refer to this instrument as so restated and/or amended.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or to control or affect the meaning, construction, or effect of this instrument.  Whenever the singular number is used herein, the same shall include the plural, and the neuter, masculine, and feminine genders shall include each other, as applicable.  Any references herein to specific sections of the DSTA, the Code, or the 1940 Act shall refer to such sections as amended, from time to time, or any successor sections thereof.  This Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original.  To the extent permitted by the 1940 Act, (a) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the Bylaws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (b) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the Bylaws that is to be delivered by one or more Trustees may be delivered by facsimile or electronic means (including e-mail), unless, in the case of either clause (a) or (b), otherwise expressly provided herein or in the Bylaws or determined by the Board of Trustees.  The terms "include," "includes" and "including" and any comparable terms shall be deemed to mean "including, without limitation."
Section 2. Applicable Law.
(a) This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code; provided, that, all matters relating to or in connection with the conduct of Shareholders' and Trustees' meetings (excluding, however, the Shareholders' right to vote), including, without limitation, matters relating to or in connection with record dates, notices to Shareholders or Trustees, nominations and elections of Trustees, voting by, and the validity of, Shareholder proxies, quorum requirements, meeting adjournments, meeting postponements and inspectors, which are not specifically addressed in this Declaration of Trust, in the Bylaws or in the DSTA (other than DSTA Section 3809), or as to which an ambiguity exists, shall be governed by the DGCL, and judicial interpretations thereunder, as if the Trust were a Delaware corporation, the Shareholders were shareholders of such Delaware corporation and the Trustees were directors of such Delaware corporation; provided, further, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or any other Person or to this Declaration of Trust or the Bylaws (a) the provisions of Sections 3533, 3540 and 3583(a) of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the DSTA) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Declaration of Trust or the Bylaws.  The Trust shall be a Delaware statutory trust pursuant to the DSTA, and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust.
(b) No provision of this Declaration of Trust shall be effective to require a waiver of compliance with any provision of, or restrict any Shareholder right of action expressly granted by, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

(c) Subject to the DSTA, any action commenced by a Shareholder (i) directly, against (x) the Trust or a Class thereof, (y) its Trustees or officers related to, arising out of or concerning the Trust, its business or operations, and/or (z) otherwise related to, arising out of or concerning the Trust, its business or operations or (ii) derivatively in the right or name of, or on behalf of the Trust or a Class thereof (collectively, the "Covered Actions") shall be brought only in the U.S. District Court for the Southern District of New York, or if such action may not be brought in that court, then such action shall be brought in the New York Supreme Court sitting in New York County with assignment to the Commercial Division to the extent such assignment is permitted under the Uniform Civil Rules for the Supreme Court, including § 202.70 thereof (each, a "Designated Court").  The Trust, its Trustees, officers, employees and Shareholders (a) waive any objection to venue in either Designated Court and (b) waive any objection that either Designated Court is an inconvenient forum.  Except to the extent prohibited by applicable law, if any Shareholder shall commence a Covered Action in any court other than a Designated Court without the written consent of the Trust, then each such Shareholder shall be obligated, jointly and severally, to reimburse the Trust and any Trustee or officer of the Trust made a party to such proceeding for the costs and expenses (including attorneys' fees) incurred by the Trust and any Trustee or officer of the Trust in connection with any successful motion to dismiss, stay or transfer such action on the basis of the failure to comply with this Section 2(c).

(d) In any Covered Action there shall be no right to a jury trial.  THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.
Section 3. Provisions in Conflict with Law or Regulations.
(a) The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.
(b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.
Section 4. Statutory Trust Only.  It is the intention of the Trustees to create hereby a statutory trust pursuant to the DSTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DSTA between, respectively, the Trustees and each Shareholder.  It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA.  Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association, except as specifically provided for U.S. federal income tax purposes pursuant to Article III, Section 5(a) and Section 6 herein or by resolution of the Board of Trustees.
Section 5. Use of Name(s).  Reserved.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first written above.

S. Timothy Grugeon, Trustee

Gregory Fairchild, Trustee

Azish Filabi, Trustee

Havilah Mann, Trustee